   As filed with the Securities and Exchange Commission on October 10, 1996
                                              Registration No. 33-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                 ______________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                        CYPRESS FINANCIAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                  NEVADA                                    95-3137322
       (State or other jurisdiction of                   (I.R.S. Employer
        incorporation or organization)                  Identification No.)

        5400 ORANGE AVENUE, SUITE 200
             CYPRESS, CALIFORNIA                               90630
     (Address of Principal Executive Offices)                (Zip Code)

                             1995 STOCK OPTION PLAN
                            (Full title of the plan)

                                 FARREST HAYDEN
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        CYPRESS FINANCIAL SERVICES, INC.
                         5400 ORANGE AVENUE, SUITE 200
                           CYPRESS, CALIFORNIA 90630
               (Name and address of agent for service of process)
                                 (714) 995-0627
         (Telephone number, including area code, of agent for service)

      The Commission is requested to send copies of all communication to:

                            DANIEL J. TANGEMAN, ESQ.
                            JEFFERS, WILSON & SHAFF
                      18881 VON KARMAN AVENUE, SUITE 1400
                                IRVINE, CA 92612
                                 (714) 660-7700

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------
                                                  Proposed maximum           Proposed maximum
Title of securities to be       Amount to be     offering price per      aggregate offering price          Amount of
       registered                registered            share                      (1)                     registration
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value, $.001 per share            450,000              $3.12                   $1,237,500(1)                 $484.14
--------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1), based on the closing price of the Company's Common Stock.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information required by Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Cypress Financial Services, Inc., a Nevada corporation (the "Company") with the Securities and Exchange Commission ("Commission") are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any other subsequently filed document incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1995, filed on January 16, 1996 as amended on Form 10KSB/A filed July 31, 1996 and Form 10KSB/A filed September 11, 1996;

     (2) The Company's Quarterly Report on Form 10-QSB for the quarter ended December 31, 1995 filed February 13,1996 as amended on Form 10QSB/A filed on August 1, 1996;

     (3) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 30, 1996 filed May 14, 1996 as amended on Form 10QSB/A filed on August 1, 1996;

     (4) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1996 filed August 15, 1996;

     (5) The Company's Change in fiscal year end filed on Form 8-K dated October 30, 1995.

     (6) The Company's Amended and Restated Articles filed on Form 8-K dated December 20, 1995;

     (7) The Company's Change in Accountants filed on Form 8-K dated March 18, 1996;

     In addition, all reports and documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to filing a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing such documents.



ITEM 4.  DESCRIPTION OF SECURITIES

     The Common Stock, par value $.001 per share, of the Company (the "Common Stock") is registered pursuant to Section 12(g) of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of shares of Common Stock registered hereunder has been passed upon by Jeffers, Wilson & Shaff, LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As allowed by Nevada Revised Statutes, the Articles of Incorporation and Bylaws of the Company provide that the liability of the directors of the Company for monetary damages shall be eliminated to the fullest extent permissible under Nevada law. This is intended to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the Company for breach of a director's duties to the Company or its shareholders except for liability for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, for acts or omissions that a director believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of the director, for any transaction from which a director derived an improper personal benefit, for acts or omissions that show a reckless disregard for the director's duty to the Company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Company or its shareholders, for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Company or its shareholders, with respect to certain contracts in which a director has a material financial interest and for approval of certain improper distributions to shareholders or certain loans or guarantees. This provision does not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable

ITEM 8.  EXHIBITS

     See Exhibit Index appearing at numbered page 7.

ITEM 9.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the Prospectus any facts or events arising after the effective date to the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs A(1)(1) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section

13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification of directors, officers and controlling persons of the Registrant for liabilities arising under the Securities Act of 1933 may be permitted, pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by the Registrant is against the public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cypress, California on October 10, 1994

                                        CYPRESS FINANCIAL SERVICES, INC.


Date:  October 10, 1996                 By  /s/ FARREST HAYDEN
                                           ------------------------------------
                                           Farrest Hayden
                                           Chairman of the Board and
                                           Chief Executive Officer

                               POWER OF ATTORNEY

     We, the undersigned directors and officers of Cypress Financial Services, Inc., do hereby constitute and appoint Farrest Hayden, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                        Title                 Date Signed
----------                        -----                 -----------

/s/ FARREST HAYDEN        Chairman of the Board       October 10, 1996
---------------------    Chief Executive Officer
Farrest Hayden                and President


/s/ OTTO J. LACAYO      Director, Chief Financial     October 10, 1996
---------------------       Officer and Vice
Otto J. Lacayo            President (Principal
                            Accounting Officer)


/s/ DANIEL NAJOR                Director              October 10, 1996
---------------------
Daniel Najor


/s/ GRAHAM E. GILL              Director              October 10, 1996
---------------------
Graham E. Gill


                                  EXHIBIT LIST

     Exhibit                                                              Sequentially
     Number         Description                                           Number page
     -------        -----------                                           ------------
      4.1           1995 Stock Option Plan as amended September 11, 1996

      5.1           Opinion of Jeffers, Wilson & Shaff

     23.1           Consent of counsel (included in Exhibit 5.1)

     23.2           Consent of Corbin & Wertz

     25.1           Powers of Attorney (included with signature page)

____________________